Exhibit 99.1
FOR IMMEDIATE RELEASE
October 10, 2024

Origin Bancorp, Inc. Announces Third Quarter 2024 Earnings Release and Conference Call

RUSTON, LA, October 10, 2024 - Origin Bancorp, Inc. (NYSE: OBK) (“Origin”), the financial holding company for Origin Bank, plans to issue third quarter 2024 results after the market closes on Wednesday, October 23, 2024, and hold a conference call to discuss such results on Thursday, October 24, 2024, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO of Origin, William J. Wallace, IV, Chief Financial Officer of Origin, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast

To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (800) 528-1066 (U.S. Toll Free), enter Conference ID: 84865 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGINQ324.

Conference Call Webcast Archive

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.

Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 60 locations from Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, South Alabama and the Florida Panhandle. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank